                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

   Information Statement Pursuant to Section 14(c) of the Securities Exchange
                         Act of 1934 (Amendment No.___)

Filed by the Registrant: [X]

Filed by a Party other than the Registrant: [_]

Check the appropriate box:

[X]   Preliminary Information Statement

[_]   Definitive Information Statement

[_]   Definitive Additional Materials

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14c-5(d)(2))

                         Metropolitan Series Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14c-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

________________________________________________________________________________
(5)      Total fee paid:

________________________________________________________________________________
[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
--------------------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

      (3) Filing Party:
--------------------------------------------------------------------------------
      (4) Date Filed:
--------------------------------------------------------------------------------

                         METROPOLITAN SERIES FUND, INC.
                         Scudder Global Equity Portfolio
                               501 Boylston Street
                                Boston, MA 02116

                              INFORMATION STATEMENT

         This Information Statement is being furnished by the Board of Directors (the "Directors") of Metropolitan Series Fund, Inc. (the "Fund") to the shareholders of Scudder Global Equity Portfolio (the "Portfolio"). This Information Statement is being mailed beginning on or about June 28, 2002 to all of the Portfolio's shareholders of record (the "Shareholders") as of the close of business on March 31, 2002.

         NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.       INTRODUCTION

         The Fund, an open-end management investment company, is a Maryland corporation that was formed on November 23, 1982. The Fund is a series type company with 20 series or investment portfolios. The Portfolio is one of those portfolios. MetLife Advisers, LLC (the "Manager") acts as investment manager to the Portfolio. Prior to April 5, 2002, Zurich Scudder Investments, Inc. ("Scudder") acted as sub-investment manager to the Portfolio pursuant to a sub-investment management agreement dated May 1, 2001 between the Manager and Scudder (the "Previous Sub-Investment Management Agreement").

         On April 5, 2002, Scudder was acquired by Deutsche Bank AG ("Deutsche Bank") pursuant to a Transaction Agreement between Zurich Financial Services ("Zurich Financial") and Deutsche Bank dated December 3, 2001 (the "Transaction Agreement"). This acquisition is referred to as the "Transaction" in this Information Statement. Upon the closing of the Transaction, Scudder became a wholly owned subsidiary of Deutsche Bank and a part of Deutsche Asset Management, the marketing name in the U.S. for the asset management activities of Deutsche Bank and certain of its subsidiaries. In addition, Scudder changed its name to Deutsche Investment Management Americas Inc. ("Scudder/DeIM").

         The Transaction resulted in an "assignment," as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Previous Sub-Investment Management Agreement, resulting in its termination. In anticipation of the closing of the Transaction, on February 5, 2002, the Directors approved a new sub-investment management agreement (the "New Sub-Investment Management Agreement") between the Manager and Scudder/DeIM with respect to the Portfolio. The New Sub-Investment Management Agreement took effect on April 5, 2002. See "Description of the New Sub-Investment Management Agreement."

         The 1940 Act generally provides that an investment manager or sub-investment manager to a mutual fund may act as such only pursuant to a written contract which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the directors of the fund who are not parties to such contract or interested persons of any party to such contract. The Fund and the Manager, however, have received from the Securities and Exchange Commission an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Subject to certain conditions, the SEC Exemption permits the Manager to enter into sub-investment management agreements for the management of a portfolio of the Fund without obtaining the approval of the portfolio's shareholders, including (i) agreements with new sub-investment managers that are not affiliated persons of the Manager or the Fund, and (ii) agreements with existing sub-investment managers upon a material change in the terms of the sub-investment management agreement, an "assignment" (as defined in the 1940
Act), or other event causing termination of the existing sub-investment management agreement. Such agreements must be approved by the Directors in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new sub-investment management agreement without shareholder approval, the Fund must provide an information statement to the shareholders of the affected portfolio setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. In accordance with the SEC Exemption, the Fund is furnishing this Information Statement to the Shareholders in order to provide information regarding the New Sub-Investment Management Agreement.

         The information set forth in this Information Statement concerning the Transaction, Zurich Financial, Deutsche Bank and their respective affiliates has been provided to the Fund by Scudder/DeIM.

II.      THE TRANSACTION

         On December 3, 2001, the majority owners of Scudder entered into the Transaction Agreement with Deutsche Bank. Under the Transaction Agreement, Deutsche Bank agreed to acquire 100% of Scudder, not including certain U.K. operations (known as Threadneedle Investments), for approximately $2.5 billion.

         The Transaction, which closed on April 5, 2002, took place in three steps:

      . First, in a merger pursuant to a separate Merger Agreement, the Zurich Financial entities owning approximately 82% of Scudder's common stock acquired the approximately 18% of Scudder's common stock then owned by Scudder's employee and retired employee stockholders for cash.

      . Second, Scudder transferred its ownership interest in Threadneedle Investments to the Zurich Financial entities that then owned 100% of Scudder's common stock. As a result, Threadneedle Investments is no longer a part of Scudder.

      . Finally, the Zurich Financial entities sold 100% of the common stock of Scudder to Deutsche Bank for $2.5 billion, subject to certain adjustments.

       In connection with the Transaction, Zurich Financial also agreed to acquire Deutsche Bank's European insurance businesses for EUR 1.5 billion; Deutsche Bank agreed to acquire Zurich Financial's German and Italian asset management businesses in exchange for a financial agent network and a real estate and mutual fund consulting business owned by Deutsche Bank; and Deutsche Bank and Zurich Financial entered into a broad strategic cooperation agreement.

       Certain senior executives of Scudder/DeIM are expected to take positions at Deutsche Asset Management, including Edmond D. Villani, Scudder's President and Chief Executive Officer, who is expected to join the existing Deutsche Asset Management Global Executive Committee, as well as serve on the Americas leadership team. Deutsche Bank has represented that it does not anticipate that the Transaction will cause a reduction in the level or quality of services provided to the Portfolio or have any adverse effect on Scudder/DeIM's ability to fulfill its obligations under the New Sub-Investment Management Agreement or on its ability to operate its businesses in a manner consistent with its current practices.

       Scudder/DeIM and its majority owners have agreed that they will use their reasonable best efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of its affiliated persons to receive any amount or benefit in connection with a change in control of the investment adviser so long as certain conditions are met. First, no "unfair burden" may be imposed upon the investment company as a result of such change-in-control transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement, during the two-year period after the change in control, whereby the investment adviser, or any interested person of such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company).

       Deutsche Bank and Zurich Financial have represented that they are not aware of any express or implied term, condition, arrangement or understanding that will impose an "unfair burden" on the Portfolio as a result of the Transaction. Deutsche Bank and Zurich Financial have agreed that they, and their affiliates, will take no action that will have the effect of imposing an "unfair burden" on the Fund as a result of the Transaction. In furtherance thereof, Scudder/DeIM has undertaken to pay the costs of preparing and distributing this Information Statement to the Shareholders.

III.     THE AGREEMENTS

Description of the Management Agreement
---------------------------------------

         The Manager currently serves as investment manager to the Portfolio pursuant to an investment management agreement between the Manager and the Fund dated May 1, 2001 (the "Management Agreement"). The Management Agreement provides that the Manager will, subject to its rights to delegate such responsibilities to other parties, provide to the Portfolio both portfolio management services and administrative services.

         Under the Management Agreement, a management fee is payable by the Portfolio to the Manager at the annual rate of 0.90% of the first $50 million of the average daily net assets of the Portfolio, 0.55% of the next $50 million of such assets, 0.50% of the next $400 million of such assets and 0.475% of the amount of such assets in excess of $500 million. For the fiscal year ended December 31, 2001, the aggregate management fee paid by the Portfolio was $1,183,408. This amount includes both fees paid to the Manager under the Management Agreement and fees paid to Metropolitan Life Insurance Company ("MetLife"), which served as investment manager to the Portfolio prior to May 1, 2001, pursuant to a predecessor agreement.

         No change in the Management Agreement, or in the management fee payable by the Portfolio to the Manager pursuant to the Management Agreement, is proposed.

Description of the Previous Sub-Investment Management Agreement
---------------------------------------------------------------

         Under the Previous Sub-Investment Management Agreement, the Manager delegated its portfolio management responsibilities for the Portfolio to Scudder. The Previous Sub-Investment Management required Scudder to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. Under the Previous Sub-Investment Management Agreement, a sub-investment management investment fee was payable by the Manager to Scudder at the annual rate of 0.70% of the first $50 million of the average daily net assets of the Portfolio, 0.35% of the next $50 million of such assets, 0.30% of the next $400 million of such assets and 0.275% of the amount of such assets in excess of $500 million. For the fiscal year ended December 31, 2001, the aggregate sub-investment management fee paid by the Manager and its predecessor to Scudder under the Previous Sub-Investment Management Agreement was $800,045. This amount includes fees paid under the Previous Sub-Investment Management Agreement and fees paid under a predecessor sub-investment management agreement in effect prior to May 1, 2001. The Portfolio paid no fee to Scudder under the Previous Sub-Investment Management Agreement.

         The Directors approved the Previous Sub-Investment Management Agreement at a meeting held on May 1, 2001. Shareholders of the Fund approved the Manager's ability to enter into sub-investment management agreements pursuant to the SEC Exemption, as described above, at a meeting held on April 27, 2001.

Description of the New Sub-Investment Management Agreement
----------------------------------------------------------

         The New Sub-Investment Management Agreement appears in Appendix A. The next several paragraphs briefly summarize some important provisions of the New Sub-Investment Management Agreement, but for a complete understanding you should read Appendix A.

         The New Sub-Investment Management Agreement requires Scudder/DeIM to manage, subject to the supervision and approval of the Manager and the Board of Directors, the investment and reinvestment of the assets of the Portfolio. Scudder/DeIM is authorized to take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Portfolio, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by Scudder/DeIM. In connection with these services, Scudder/DeIM is obligated to provide investment research as to the Portfolio's investments and conduct a continuous program of evaluation of its assets. In addition, Scudder/DeIM is required to furnish the Manager and the Board of Directors such periodic and special reports as each may reasonably request.

         Under the New Sub-Investment Management Agreement, the Manager compensates Scudder/DeIM at the annual rate of 0.70% of the first $50 million of the average daily net assets of the Portfolio, 0.35% of the next $50 million of such assets, 0.30% of the next $400 million of such assets and 0.275% of the amount of such assets in excess of $500 million. This sub-investment management fee is payable at the same rates as the fee payable to Scudder under the Previous Sub-Investment Management Agreement. The Portfolio will not pay any fees to Scudder/DeIM under the New Sub-Investment Management Agreement; all fees to Scudder/DeIM are payable by the Manager, not the Portfolio.

         The New Sub-Investment Management Agreement provides that it will remain in force for two years from its date of effectiveness and thereafter shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund, or by the vote of a "majority of the outstanding shares" (as defined in the 1940 Act), of the Portfolio, and (ii) a majority of those Directors who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Sub-Investment Management Agreement must be specifically approved by (i) the Directors of the Fund, to the extent permitted by the 1940 Act, or by the vote of a "majority of the outstanding shares" of the Portfolio, and (ii) by the vote of a majority of those Directors of the Fund who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         The New Sub-Investment Management Agreement may be terminated at any time without penalty (i) by vote of the Directors, or by vote of a majority of the outstanding shares of the Portfolio, upon 60 days' written notice to the Manager and Scudder/DeIM, or (ii) by Scudder/DeIM or the Manager upon 60 days' written notice to the Fund. The New Sub-Investment Management Agreement terminates automatically in the event of its assignment or upon the termination of the Management Agreement.

         The New Sub-Investment Management Agreement provides that Scudder/DeIM will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the New Sub-Investment Management Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of Scudder/DeIM in the performance of its duties or from reckless disregard of its obligations and duties under the New Sub-Investment Management Agreement.

Comparison of Previous and New Sub-Investment Management Agreements
-------------------------------------------------------------------

         The New Sub-Investment Management Agreement is substantially similar to the Previous Sub-Investment Management Agreement, except that (1) references to Scudder have been changed to references to Scudder/DeIM and (2) certain other minor differences exist. If the New

Sub-Investment Management Agreement had been in effect during the fiscal year ended December 31, 2001, the sub-investment management fee payable to Scudder would have been the same as was payable under the Previous Sub-Investment Management Agreement and its predecessor agreement for this period. The investment management fee payable by the Portfolio to the Manager and its predecessor would have been the same whether the New Sub-Investment Management Agreement or the Previous Sub-Investment Management Agreement and its predecessor agreement had been in effect during the fiscal year ended December 31, 2001.

         No change in the investment management fee rate payable by the Portfolio to the Manager or in the sub-investment management fee rate payable by the Manager is being proposed.

Director Consideration
----------------------

         The Directors considered the New Sub-Investment Management Agreement at in-person meetings held on November 6, 2001 and February 5, 2002. At their meetings, the Directors met with representatives of Scudder/DeIM and the Manager and reviewed a variety of information relating to Scudder/DeIM, Deutsche Bank and the Transaction. At their meeting on February 5, 2002, the Directors approved the New Sub-Investment Management Agreement, effective April 5, 2002.

         In coming to their decision, the Directors considered a wide range of information of the type they regularly consider when determining whether to continue the Fund's investment management or sub-investment management agreements as in effect from year to year, including information previously provided in connection with the approval of the Previous Sub-Investment Management Agreement at an in-person meeting held on February 6, 2001. The Directors considered information about, among other things:

..   Scudder/DeIM and its personnel (including particularly those personnel with responsibilities for providing services to the Portfolio), resources, policies and investment process;

..   Scudder/DeIM's representation that no portfolio manager changes were planned as a result of the Transaction;

..   the terms of the New Sub-Investment Management Agreement (including the fact that the terms of the New Sub-Investment Management Agreement are substantially similar to those of the Previous Sub-Investment Management Agreement);

..   the scope and quality of the services that Scudder/DeIM could provide to the
    Portfolio, including Scudder/DeIM's representation that it does not anticipate that the Transaction will cause a reduction in the quality of services provided to the Portfolio or have any adverse effect on Scudder/DeIM's ability to fulfill its obligations under the New Sub-Investment Management Agreement or operate its businesses in a manner consistent with its current practices;

..   the investment performance of the Portfolio and of similar funds advised or subadvised by other advisers;

..   the sub-investment management fee rates payable for the Portfolio and for similar funds advised or subadvised by Scudder/DeIM, and payable by similar funds managed by other advisers, including the fact that the fees payable under the New Sub-Investment Management Agreement and the Management Agreement would not change as a result of the Transaction;

..   the total expense ratios of the Portfolio and of similar funds managed by other advisers;

..   Scudder/DeIM's practices regarding the selection and compensation of brokers and dealers that would execute portfolio transactions for the Portfolio and those brokers' and dealers' provision of brokerage and research services to Scudder/DeIM (see the section entitled "Portfolio Transactions and Brokerage" below for more information about these matters); and

..   Scudder/DeIM and its owners' agreements relating to Section 15(f) of the
    1940 Act (as described under "The Transaction," above).

         In determining to approve the appointment of Scudder/DeIM as sub-investment manager to the Portfolio, the Directors considered numerous additional factors that they considered relevant, including extensive information about the Portfolio, Scudder/DeIM's management style and proposed approach to managing the Portfolio, and Scudder/DeIM's organizational structure, compliance procedures and financial condition.

         The Directors also took into account Scudder/DeIM's substantial experience and reputation as a manager of equity investments, along with the prominence of the Scudder name, as possible factors that might enhance the marketability of the insurance products that invest in the Portfolio, and thus lead to growth in the size of the Portfolio, although such growth cannot be assured.

         After carefully considering the information summarized above, the Directors concluded that it was appropriate for Scudder/DeIM to continue in Scudder's role as sub-investment manager to the Portfolio and unanimously voted to approve the New Sub-Investment Management Agreement.

IV.      INFORMATION ABOUT Scudder/DeIM

         Scudder/DeIM has provided the following information to the Fund.

Scudder/DeIM Operations
-----------------------

         Scudder/DeIM, an indirect, wholly owned subsidiary of Deutsche Bank, has more than 80 years of experience managing mutual funds and provides a full range of investment advisory services to institutional and retail clients. Scudder/DeIM has its headquarters at 345 Park Avenue, New York, New York.

         Deutsche Asset Management is the marketing name in the U.S. for the asset management activities of Deutsche Bank AG, Scudder/DeIM, Deutsche Asset Management, Inc., Deutsche

Bank Securities, Inc., Deutsche Asset Management Investment Services Ltd. ("DeAMIS"), Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) and Scudder Trust Company. Deutsche Asset Management is a global asset management organization that offers a wide range of investing expertise and resources, including more than 500 portfolio managers and analysts and an office network that reaches the world's major investment centers.

         Deutsche Bank, headquartered at _______________________, is a leading integrated provider of financial services to institutions and individuals throughout the world. It is organized in Germany and is a publicly traded entity. Its shares trade on many exchanges, including the New York Stock Exchange and Xetra (German Stock Exchange). It is engaged in a wide range of financial services, including retail, private and commercial banking, investment banking and insurance. Deutsche Bank has combined all of its investment management businesses to form Deutsche Asset Management, which, as of December 31, 2001, had more than $231 billion in assets under management. Deutsche Asset Management acts as investment manager to 96 U.S. open- and closed-end investment companies, which in the aggregate had approximately $53 billion in assets as of December 31, 2001.

         Scudder/DeIM acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the
Portfolio:

                                                      APPROXIMATE NET ASSETS
                           ANNUAL FEE RATE              AS OF _____, 2002
FUND                      (% OF NET ASSETS)              ($ in MILLIONS)
----                      -----------------              ---------------


         [Scudder/DeIM has not waived, reduced or otherwise agreed to reduce its compensation for the funds listed above.]

         The names and principal occupations of the principal executive officers and directors of Scudder/DeIM are shown below.

NAME                         ADDRESS                                PRINCIPAL OCCUPATION
----                         -------                                --------------------
Steven M. Gluckstern         105 East 17th Street, Fourth Floor,    Chairman of the Board and Director,
                             New York, New York 10003               Scudder/DeIM. Chief Executive
                                                                    Officer, Zurich Global Assets, LLC.

Edmond D. Villani            345 Park Avenue                        President, Chief Executive Officer
                             New York, New York 10154               and Director, Scudder/DeIM. Managing
                                                                    Director, Scudder/DeIM.

Kathryn L. Quirk             345 Park Avenue                        General Counsel, Chief Compliance
                             New York, New York 10154               Officer, Chief Legal Officer and
                                                                    Secretary, Scudder/DeIM. Managing
                                                                    Director, Scudder/DeIM.

Farhan Sharaff         345 Park Avenue                        Chief Investment Officer,
                       New York, New York 10154               Scudder/DeIM. Managing Director,
                                                              Scudder/DeIM.

Chris C. DeMaio        345 Park Avenue                        Treasurer, Scudder/DeIM. Managing
                       New York, New York 10154               Director, Scudder/DeIM.

Nicholas Bratt         345 Park Avenue                        Corporate Vice President and
                       New York, New York 10154               Director, Scudder/DeIM. Managing
                                                              Director, Scudder/DeIM.

Lynn S. Birdsong       345 Park Avenue                        Corporate Vice President and
                       New York, New York 10154               Director, Scudder/DeIM. Managing
                                                              Director, Scudder/DeIM.

Laurence W. Cheng      54 Thompson Street                     Director, Scudder/DeIM. Chairman and
                       New York, NY 10012                     Chief Executive Officer, Capital Z
                                                              Management, LLC.

Martin Feinstein       4680 Wilshire Boulevard                Director, Scudder/DeIM. Chairman of
                       Los Angeles, California 90010          the Board, President and Chief
                                                              Executive Officer, Farmers Group Inc.

Gunther Gose           Mythenquai 2, P.O. Box CH-8022         Director, Scudder/DeIM. Chief
                       Zurich, Switzerland                    Financial Officer, Zurich Financial.


Portfolio Transactions and Brokerage
------------------------------------

         In their consideration of the New Sub-Investment Management Agreement, the Directors considered Scudder/DeIM's practices regarding the selection and compensation of brokers and dealers that execute portfolio transactions for the Portfolio, and such brokers' and dealers' provision of brokerage and research services to Scudder/DeIM. The following paragraphs summarize these practices.

         Scudder/DeIM places orders for portfolio transactions on behalf of the Portfolio with issuers, underwriters or other brokers and dealers. When it can be done consistently with the policy of obtaining the most favorable net results, Scudder/DeIM may place such orders with brokers and dealers who supply brokerage and research services to Scudder/DeIM or the Portfolio. The term "research services" includes advice as to the value of securities; the advisability of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. Scudder/DeIM is authorized when placing portfolio transactions for equity securities to pay a brokerage commission (to the extent applicable) in excess of that which another broker might charge for executing the same transaction because of the receipt of research services. The placement of portfolio transactions is supervised by Scudder/DeIM.

         Following the closing of the Transaction, Scudder/DeIM's trading system and related brokerage policies may, in part or in whole, be conformed to those of Deutsche Bank. Deutsche Bank has represented that its policies are similar in all material respects to those of Scudder/ DeIM, and that it does not expect that the types and levels of portfolio transactions/placements with particular brokers will materially differ from those of Scudder/DeIM in the past.

V.       OTHER INFORMATION

Information About the Manager
-----------------------------

         The Manager is a Delaware limited liability company. New England Life Holdings, Inc. ("NELHI") owns all of the voting interests in the Manager. NELHI is a wholly owned subsidiary of New England Life Insurance Company ("New England Financial"), which in turn is a wholly owned subsidiary of MetLife New England Holdings, Inc. ("MetLife Holdings"). MetLife Holdings is wholly owned by MetLife, which in turn is a wholly owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Manager, other than NELHI, include each insurance company the separate accounts of which invest in registered investment companies to which the Manager serves as investment adviser. The Chairman of the Board and President of the Manager is Anne M. Goggin. Ms. Goggin and John F. Guthrie, Jr. are the Manager's directors. Ms. Goggin is the Chairman of the Board and President of the Fund, and her principal occupation is Senior Vice President and General Counsel of New England Financial. Mr. Guthrie is a Senior Vice President of the Fund, and his principal occupation is Vice President of New England Financial. The address of the Manager, New England Life Holdings, Inc., New England Financial, Ms. Goggin and Mr. Guthrie is 501 Boylston Street, Boston, Massachusetts 02116. The address of MetLife, MetLife Holdings and MetLife, Inc. is One Madison Avenue, New York, New York 10010.

Information About the Fund
--------------------------

         Copies of the annual report of the Fund for the fiscal year ended December 31, 2001 and the semi-annual report of the Fund for the period ended June 30, 2002 may be obtained without charge by calling (800) 356-5015 or by writing to the Secretary of the Fund at 501 Boylston Street, Boston, Massachusetts 02116.

Ownership of Shares
-------------------

         Shares of the Portfolio are available for purchase only by separate accounts established by New England Financial, MetLife and their insurance company affiliates (collectively, the "Insurance Companies"), and certain eligible qualified retirement plans ("Qualified Plans"). The Fund serves as the investment vehicle for (1) variable insurance, variable annuity and group annuity products of the Insurance Companies and (2) Qualified Plans. Shares of the Portfolio are not offered for direct purchase by the investing public. The number of shares of beneficial interest of the Portfolio issued and outstanding as of March 31, 2002 was as follows:

                             Class A     16,907,546.440
                             Class E         37,580.050

Beneficial Ownership
--------------------

         New England Financial and MetLife have informed the Portfolio that as of March 31, 2002, there were no persons owning contracts which would entitle them to instruct the Insurance Companies with respect to 5% or more of any class of the voting securities of the Portfolio. The officers and Directors of the Fund owned less than 1% of the outstanding shares of any class of the Portfolio on March 31, 2002.

Principal Underwriter
---------------------

         MetLife, the principal underwriter of the Fund, is located at One Madison Avenue, New York, New York 10010.

                                                                      Appendix A
                                                                      ----------

                       Sub-Investment Management Agreement
                       -----------------------------------

         AGREEMENT made this 5th day of April, 2002, among Metropolitan Series Fund, Inc., a Maryland corporation (the "Fund"), MetLife Advisers, LLC (the "Investment Manager"), a Delaware limited liability company, and Deutsche Investment Management Americas Inc., a Delaware corporation (the "Sub-Investment Manager");

                              W I T N E S S E T H :

         WHEREAS, the Fund is engaged in business as a diversified open-end management investment company and is registered as such under the Investment Company Act of 1940 (the "Investment Company Act");

         WHEREAS, the Fund, a series type of investment company, issues separate classes (or series) of stock, each of which represents a separate portfolio of investments;

         WHEREAS, the Fund is currently comprised of various portfolios, each of which pursues its investment objectives through separate investment policies, and the Fund may add or delete portfolios from time to time;

         WHEREAS, the Sub-Investment Manager is engaged principally in the business of rendering advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940; and

         WHEREAS, the Fund has employed the Investment Manager to act as investment manager of the Scudder Global Equity Portfolio as set forth in the Scudder Global Equity Portfolio Investment Management Agreement dated May 1, 2001 between the Fund and the Investment Manager (the "Scudder Global Equity Portfolio Investment Management Agreement"); and the Fund and the Investment Manager desire to enter into a separate sub-investment management agreement with respect to the Scudder Global Equity Portfolio of the Fund with the Sub-Investment Manager;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund, the Investment Manager and the Sub-Investment Manager hereby agree as follows:

                                    ARTICLE 1

                      Duties of the Sub-Investment Manager

         Subject to the supervision and approval of the Investment Manager and the Fund's Board of Directors, the Sub-Investment Manager will manage the investment and reinvestment of the assets of the Fund's Scudder Global Equity Portfolio (the "Portfolio") for the period and on the terms and conditions set forth in this Agreement. In acting as Sub-Investment Manager to the Fund with respect to the Portfolio, the Sub-Investment Manager shall determine which securities shall be purchased, sold or exchanged and what portion of the assets of the Portfolio shall be held in the various securities or other assets in which it may invest, subject always to any restrictions of the Fund's Articles of Incorporation and By-Laws, as amended or supplemented from time to time, the provisions of applicable laws and regulations including the Investment Company Act, and the statements relating to the Portfolio's investment objectives, policies and restrictions as the same are set forth in the prospectus and statement of additional information of the Fund then currently effective under the Securities Act of 1933 (the "Prospectus"). Should the Board of Directors of the Fund or the Investment Manager at any time, however, make any definite determination as to investment policy and notify in writing the Sub-Investment Manager thereof, the Sub-Investment Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified in writing that such determination has been revoked. The Sub-Investment Manager shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Portfolio, determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Portfolio with brokers or dealers selected by it.

         In connection with the selection of such brokers or dealers and the placing of such orders, the Sub-Investment Manager is directed at all times to follow the policies of the Fund set forth in the Prospectus. Nothing herein shall preclude the "bunching" of orders for the sale or purchase of portfolio securities with other Fund portfolios or with other accounts managed by the Sub-Investment Manager. The Sub-Investment Manager shall not favor any account over any other and any purchase or sale orders executed contemporaneously shall be allocated in a manner it deems equitable among the accounts involved and at a price which is approximately averaged.

         In connection with these services the Sub-Investment Manager will provide investment research as to the Portfolio's investments and conduct a continuous program of evaluation of its assets. The Sub-Investment Manager will furnish the Investment Manager and the Fund such statistical information with respect to the investments it makes for the Portfolio as the Investment Manager and the Fund may reasonably request. On its own initiative, the Sub-Investment Manager will apprise the Investment Manager and the Fund of important developments materially affecting the Portfolio and will furnish the Investment Manager and the Fund from time to time such information as may be believed appropriate for this purpose. In addition, the Sub-Investment Manager will furnish the Investment Manager and the Fund's Board of Directors such periodic and special reports as either of them may reasonably request.

         The Sub-Investment Manager will exercise its best judgment in rendering the services provided for in this Article 1, and the Fund and the Investment Manager agree, as an inducement to the Sub-Investment Manager's undertaking so to do, that the Sub-Investment Manager will not be liable under this Agreement for any mistake of judgment or in any other event whatsoever, except as hereinafter provided. The Sub-Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Fund or the Investment Manager in any way or otherwise be deemed an agent of the Fund or the Investment Manager other than in furtherance of its duties and responsibilities as set forth in this Agreement.

                                    ARTICLE 2

                          Sub-Investment Management Fee

         The payment of advisory fees and the allocation of charges and expenses between the Fund and the Investment Manager with respect to the Portfolio are set forth in the Scudder Global Equity Portfolio Investment Management Agreement. Nothing in this Scudder Global Equity Portfolio Sub-Investment Management Agreement shall change or affect that arrangement. The payment of advisory fees and the apportionment of any expenses related to the services of the Sub-Investment Manager under this Agreement shall be the sole concern of the Investment Manager and the Sub-Investment Manager and shall not be the responsibility of the Fund.

         In consideration of services rendered pursuant to this Agreement, the Investment Manager will pay the Sub-Investment Manager on the first business day of each month the fee at the annual rate specified by the schedule of fees in the Appendix to this Agreement. The fee for any period from the date the Portfolio commences operations to the end of the month will be prorated according to the proportion which the period bears to the full month, and, upon any termination of this Agreement before the end of any month, the fee for the part of the month during which the Sub-Investment Manager acted under this Agreement will be prorated according to the proportion which the period bears to the full month and will be payable upon the date of termination of this Agreement.

         For the purpose of determining the fees payable to the Sub-Investment Manager, the value of the Portfolio's net assets will be computed in the manner specified in the Fund's Prospectus. The Sub-Investment Manager will bear all of its own expenses (such as research costs) in connection with the performance of its duties under this Agreement except for those which the Investment Manager agrees to pay.

                                  Other Matters

         The Sub-Investment Manager may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement. The compensation of any such persons will be paid by the Sub-Investment Manager, and no obligation will be incurred by, or on behalf of, the Fund or the Investment Manager with respect to them.

         The Fund and the Investment Manager understand that the Sub-Investment Manager now acts and will continue to act as investment manager to various investment companies and fiduciary or other managed accounts, and the Fund and the Investment Manager have no objection to the Sub-Investment Manager's so acting. In addition, the Fund understands that the persons employed by the Sub-Investment Manager to assist in the performance of the Sub-Investment Manager's duties hereunder will not devote their full time to such service, and nothing herein contained shall be deemed to limit or restrict the Sub-Investment Manager's right or the right of any of the Sub-Investment Manager's affiliates to engage in and devote time and attention to other businesses or to render other services of whatever kind or nature.

         The Sub-Investment Manager agrees that all books and records which it maintains for the Fund are the Fund's property. The Sub-Investment Manager also agrees upon request of the Investment Manager or the Fund, promptly to surrender the books and records to the requester or make the books and records available for inspection by representatives of regulatory authorities. The Sub-Investment Manager further agrees to maintain and preserve the Fund's books and records in accordance with the Investment Company Act and rules thereunder.

         The Sub-Investment Manager will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence of the Sub-Investment Manager in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

         The Investment Manager has herewith furnished the Sub-Investment Manager copies of the Fund's Prospectus, Articles of Incorporation and By-Laws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Investment Manager copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Investment Manager will be entitled to rely on all documents furnished to it by the Investment Manager or the Fund.

                                    ARTICLE 3

                   Duration and Termination of this Agreement

         This Agreement shall become effective as of the date first above written and shall remain in force for two years from the date of effectiveness and thereafter shall continue in effect, but only so long as such continuance is specifically approved at least annually by (i) the Board of Directors of the Fund, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) a majority of those directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

         This Agreement may be terminated with respect to the Portfolio at any time, without the payment of any penalty, by the Board of Directors of the Fund, or by vote of a majority of the outstanding shares of the Portfolio, on sixty days' written notice to the Investment Manager and Sub-Investment Manager, or by the Investment Manager or Sub-Investment Manager on sixty days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Scudder Global Equity Portfolio Investment Management Agreement.

                                    ARTICLE 4

                                   Definitions

         The terms "assignment," "interested person," and "majority of the outstanding shares," when used in this Agreement, shall have the respective meanings specified under the Investment Company Act.

                                    ARTICLE 5

                          Amendments of this Agreement

         This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Board of Directors of the Fund, to the extent permitted by the Investment Company Act, or by the vote of a majority of the outstanding shares of the Portfolio, and (ii) by the vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                                    ARTICLE 6

                                  Governing Law

          The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                    ARTICLE 7

                                     Notices

         Notices to be given hereunder shall be addressed to:

Fund:                               Thomas M. Lenz
                                    Vice President and Secretary
                                    Metropolitan Series Fund, Inc.
                                    501 Boylston Street
                                    Boston, Massachusetts  02116

Investment Manager:                 John F. Guthrie, Jr.
                                    Senior Vice President
                                    MetLife Advisers, LLC
                                    501 Boylston Street
                                    Boston, Massachusetts 02116

Sub-Investment Manager:             Nicholas  J. Griparich
                                    Vice President
                                    Deutsche Investment Management Americas Inc.
                                    1362 Avenue of the Americas
                                    New York, New York 10019

         Changes in the foregoing notice provisions may be made by notice in writing to the other parties and the addresses set forth above. Notice shall be effective upon delivery.

                                             METROPOLITAN SERIES FUND, INC.


                                             By:  /s/ Thomas M. Lenz
                                                 -------------------------------
                                                 Thomas M. Lenz
                                                 Vice President and Secretary

         Attest:

By:  /s/ John F. Guthrie, Jr.
    ---------------------------------
    John F. Guthrie, Jr.
    Senior Vice President

                                             METLIFE ADVISERS, LLC


                                             By:  /s/ John F. Guthrie, Jr.
                                                 -------------------------------
                                                 John F. Guthrie, Jr.
                                                 Senior Vice President

Attest:

By:  /s/ Thomas M. Lenz
    ---------------------------------
    Thomas M. Lenz
    General Counsel

                                             DEUTSCHE INVESTMENT MANAGEMENT
                                             AMERICAS INC.


                                             By:  /s/ William G. Butterly
                                                 -------------------------------
                                                 William G. Butterly
                                                 Secretary

Attest:

By:  /s/ Jacqueline Nyman
    ---------------------------------
    Jacqueline Nyman
    Assistant Vice President

                  DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC.

                                  -------------

                   Metropolitan Series Fund Inc. Fee Schedule

                                  -------------

                         Scudder Global Equity Portfolio

                                  -------------


                        1st $50 Million       .70%

                        next $50 Million      .35%

                        next $400 Million     .30%

                        over $500 Million    .275%

          of the average daily value of the net assets of the Portfolio